Exhibit 5.2

[Bryan Cave LLP letterhead]

May 7, 2012

Energizer Holdings, Inc.

533 Maryville University Drive

St. Louis, MO 63141

Ladies and Gentlemen:

We have acted as special counsel to Energizer Holdings, Inc., a Missouri corporation (the “Company”) and certain direct and indirect subsidiaries of the Company (the “Subsidiary Guarantors”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), being filed this date by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $.01 per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”); (iii) debt securities of the Company (the “Debt Securities”); (iv) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by the Subsidiary Guarantors; (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Warrants”); (vi) contracts for the purchase and sale of Common Stock, Preferred Stock, Depositary Shares, Rights, or Warrants (the “Purchase Contracts”); (vii) rights to purchase Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, or Warrants (the “Rights”); and (viii) units of the Company (the “Units”), consisting of one or more of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Subsidiary Guarantees, Warrants, Purchase Contracts, and debt obligations of third parties, including U.S. Treasury Securities (the “Third Party Debt Securities”). The Debt Securities and the Subsidiary Guarantees are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein (the “Prospectus”) and any supplements thereto or term sheets to be filed pursuant to the rules and regulations promulgated under the Securities Act.

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May 7, 2012

The Debt Securities and the Subsidiary Guarantees will be issued under an indenture dated as of May 19, 2011 (the “Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture Trustee”).

In connection herewith, we have examined the Registration Statement, including the Indenture attached thereto as Exhibit 4.1, including the form of Subsidiary Guarantee included therein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation, certificate of incorporation or certificate of formation and bylaws of each of the Company and the Subsidiary Guarantors, as in effect on the date hereof and as certified by the applicable Secretary or Assistant Secretary of such company, and such other corporate or limited liability company records, agreements and instruments of the Company and the Subsidiary Guarantors, certificates of public officials and officers of the Company and the Subsidiary Guarantors, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form has been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Registration Statement and certificates and statements of appropriate representatives of the Company and the Subsidiary Guarantors.

We also have assumed that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities and (ii) at the time of execution, issuance and delivery of the Subsidiary Guarantees, the Indenture will be the valid and legally binding obligation of the Indenture Trustee, enforceable against such party in accordance with its terms.

We have assumed further that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be in full force and effect and will not have been terminated or rescinded by the Company or the Indenture Trustee and at the time of issuance and sale of any of the Debt Securities, the terms of the Debt Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) at the time of execution, issuance and delivery of any Subsidiary Guarantee offered by any Subsidiary Guarantor, the Subsidiary Guarantee will have been duly authorized, executed and delivered by such Subsidiary Guarantor and will be in full force and effect and will not have been terminated or rescinded by such Subsidiary Guarantor and at the time of issuance and sale of any Subsidiary Guarantee by any Subsidiary Guarantor, the terms of the Subsidiary Guarantee, and its issuance and sale, will have been

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established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor. We understand that you are receiving a separate opinion of counsel relating to the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts, the Rights, and the Units, as to which we express no opinion.

Based upon the foregoing, in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that:

1.	With respect to the Debt Securities, assuming the (a) taking of all necessary corporate or limited liability company action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or any authorized committee thereof, and otherwise in accordance with the provisions of the Indenture and any supplemental indenture in respect of such Debt Securities, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.	With respect to the Subsidiary Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Subsidiary Guarantees, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Subsidiary Guarantees upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by such Subsidiary Guarantor’s board of directors or managers, or any authorized committee thereof, or by such Subsidiary Guarantor’s members, as applicable, and otherwise in accordance with the provisions of the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Subsidiary Guarantees and the Subsidiary Guarantees, such Subsidiary Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Our opinions herein reflect only the application of applicable New York State law (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of such State and (B) the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such state, as to which we express no opinion), to the extent required by the foregoing opinions, the Delaware General Corporation Law and the Limited Liability Company Act of the State of Delaware and the Federal laws of the United States of America (excluding the federal securities, environmental, employee benefit, pension, antitrust and tax laws, as

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to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b) Our opinions contained herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Debt Securities or Subsidiary Guarantees denominated other than in United Stated dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or composite currency.

(c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that : (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d) We express no opinion as to:

a.

the enforceability of any provision in the Indenture, the Subsidiary Guarantees or other agreements purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law, (G) govern choice of law or conflicts of laws or (H) provide for a

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judgment in a currency other than United States Dollars. We express no opinion as to the validity, binding effect or enforceability of any provision in any of the Indenture, the Subsidiary Guarantees or other agreements relating to attorneys’ or trustees’ fees; and

b.	the enforceability of any rights to indemnification or contribution provided for in the Indenture, the Subsidiary Guarantees or other agreements which are violative of public policy underlying any law, rule or regulation (including any Federal or state securities law, rule or regulation) or the legality of such rights;

We do not render any opinions except as set forth above. You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Validity of the Securities” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP